SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 15, 2002
(Date of earliest event reported)

BANCWEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7949 (Commission File Number)	99-0156159 (IRS Employer Identification No.)

999 Bishop Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

Registrant’s telephone number, including area code: (808) 525-7000

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Information and Exhibits
SIGNATURE

Item 2. Acquisition or Disposition of Assets

On March 15, 2002, BancWest Corporation (“BancWest”), a wholly-owned subsidiary of BNP Paribas, completed its acquisition of all the outstanding stock of United California Bank (“UCB”) from UFJ Bank Ltd. of Japan. On March 15, 2002, UCB had total assets of $10.1 billion, net loans of $8.5 billion, total deposits of $8.3 billion and a total of 115 branches. The preceding amounts do not include final purchase price accounting adjustments. The purchase price of approximately $2.4 billion was paid in cash and accounted for as a purchase. BNP Paribas funded BancWest’s acquisition of UCB by providing $1.6 billion of additional capital to BancWest and by lending it $800 million. UCB is expected to be merged with and into Bank of the West, a subsidiary of BancWest Corporation, in the second quarter of 2002. Branches of UCB are expected to be fully integrated into the Bank of the West branch network system by late 2002.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(a)	Financial Statements of Business Acquired

Financial statements required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

(b)	Pro Forma Financial Information

Financial statements required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: March 28, 2002

BANCWEST CORPORATION

By	/s/ Howard H. Karr

Howard H. Karr Executive Vice President and Chief Financial Officer